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                                  EXHIBIT 10.1
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                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of this 1st day of December, 1995, by and among Valley Family Health Center, L.L.C., a Texas limited liability company (the "Company"), American HealthChoice, Inc., a Delaware corporation ("AHC"), and James Carter, an individual resident of the State of Texas ("Carter"), David Voracek, D.C., an individual resident of the State of Texas ("Voracek"), and J.W. Stucki, D.C., an individual resident of the State of Texas ("Stucki"). For purposes of this Agreement, Carter, Voracek and Stucki are sometimes referred to herein collectively as the "Members".

                                  WITNESSETH:

         WHEREAS, AHC desires to acquire all of the issued and outstanding membership interests of the Company from the Members in exchange for newly issued shares of voting common stock of AHC;

         WHEREAS, the parties hereto intend for the transaction contemplated herein to be a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Members desire to effect an exchange of their membership interests in the Company for newly issued shares of voting common stock of AHC pursuant to the terms and provisions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         Section 1.1 Certain Defined Terms. When used in this agreement, the following capitalized words and phrases shall have the following meanings assigned to them:

                 (a) "Accounts Receivable" shall mean, with respect to the Company, any right to payment for goods sold or services rendered in the normal course of business of rendering professional services to patients, whether in the form of accounts, notes, negotiable instruments and chattel paper, and which exist as of the Closing Date. Accounts Receivable shall specifically include charges for services rendered to patients prior to the Closing Date but which have not yet been billed.

                 (b) "33 Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                 (c) "Affiliate" means, with respect to any specified person, any other person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified person.

                 (d) "Assets" shall mean, with respect to the Company, all of the assets and properties, real, personal, and mixed, tangible and intangible, of the Company, of every kind and description and wherever situated as the same may exist on the Closing Date.

                 (e)      "Balance Sheet" shall have the meaning set forth in
         Section 3.1(o).

                 (f) "Balance Sheet Date" shall have the meaning set forth in Section 3.1(c).
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                 (g)      "Closing" shall have the meaning set forth in Section
         2.3.

                 (h) "Code" shall have the meaning set forth in the recitals to this Agreement.

                 (i) "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

                 (j) "Commission" means the United States Securities and Exchange Commission.

                 (k) "Common Stock" shall mean the voting Common Stock, of the par value of $0.001 per share, of AHC.

                 (l) "Encumbrances" shall mean all security interests, liens, pledges, claims, charges, escrows, encumbrances, encroachments, rights of first refusal, subleases, conditional sales agreements, options, mortgages, indentures, easements, licenses, restrictions or other covenants, agreements, understandings, obligations, defects or irregularities affecting title to any of the Assets.

                 (m) "Environmental Laws" means any federal, state or local law, ordinance or regulation pertaining to the protection of human health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.Section Section 9601 et seq., Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section Section 11001 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Section
         Section 6901 et seq.

                 (n) "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls and urea formaldehyde, and any other materials classified as hazardous or toxic under any Environmental Laws.

                 (o) "Professional" or "Professionals" shall mean those individuals who are employed by or under contract with the Company to provide professional chiropractic services to patients of the Company.

                 (p) "Shares" shall mean shares of Common Stock to be issued by AHC to the Members at the Closing pursuant to the terms and provisions hereof.

                 (q) "Subsidiary" or "Subsidiaries" of any person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such person or one or more Subsidiaries of such person.

         Section 1.2 Other Defined Terms. Any capitalized term not specifically defined in Section 1.1 shall have the meaning provided for the term in the section in this Agreement in which such term is first used.

         Section 1.3 References. All references in this Agreement to "Articles" and "Sections" shall be to articles and sections of this Agreement unless otherwise noted. The words "hereof", "herein", "hereby", "hereinafter", "heretofore", "hereunder" and words of similar import shall also refer to material set forth in this Agreement as a whole and not to any particular subdivision unless expressly so limited.
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                                   ARTICLE 2

                                    EXCHANGE

         Section 2.1 Terms of Exchange. Based upon the representations, warranties, covenants and agreements contained in this Agreement, and subject to the terms and conditions hereof:

                 (a) At the Closing, the Members shall transfer and exchange with AHC all of the outstanding membership interests of the Company (collectively, the "Membership Interests") so as to make AHC the sole holder thereof, free and clear of all Encumbrances;

                 (b) At the Closing, in exchange for the Membership Interests, AHC shall issue and deliver to the Members certificates for an aggregate of 360,000 shares of Common Stock (the "Shares"), registered in the names of the Members in amounts determined on a pro rata basis for the Membership Interests exchanged.

         Section 2.2 The Shares. The Shares shall be "restricted securities", as defined in Rule 144 promulgated under the "33 Act". The parties hereto agree that the exchange rate shall be $2.25 per Share.

         Section 2.3 Closing. The consummation of the exchange contemplated herein (the "Closing") shall take place at 1300 W. Walnut Hill Lane, Suite 275, Irving, Texas on or before January 5, or such other time and place as shall be mutually agreed upon. The date on which the Closing occurs is referred to as the "Closing Date."

         Section 2.4 Closing Events. At the Closing, AHC and the Members shall deliver such instruments of transfer as the other party shall reasonably require to effect the exchange contemplated herein.

         Section 2.5      Post Closing Events.  After the Closing:

                 (a) AHC will file within six (6) months of the date hereof with the Commission a registration statement with respect to shares of Common Stock; and

                 (b) In connection with any such registration, AHC shall give to Carter prompt notice of AHC's intent to do so. Upon the written request of Carter given within 30 days after receipt of such notice, AHC shall cause to be included in such registration 27,000 shares of the Shares delivered hereunder to Carter. Furthermore, any expenses incurred in connection with the inclusion of such shares of Carter in such registration (other than underwriting commissions and discounts) shall be borne by AHC. The right granted in this Section to Carter is applicable only with respect to the initial registration of shares of AHC's common stock.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 Representations and Warranties of Company and Members. The Company and, to the best knowledge (but without any investigation) of each Member, the Members, severally, hereby represent and warrant to AHC, with the intention that AHC shall rely thereon in performing hereunder, as follows:

                 (a) Authority. The Company has the power to own the Assets and to carry on its business as now conducted.
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                 (b)      Validity of Agreement.  This Agreement constitutes
         the binding obligations of the Company enforceable in accordance with its terms. Neither the execution hereof nor the performance by the Company of this Agreement will result in a violation or breach of (I) any term or provision of, nor constitute a default under, any agreement, indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which the Company or the Company's properties (including the Assets) are bound or (ii) any law of the State of Texas.

                 (c) Absence of Certain Changes. Since September 30, 1995 (the "Balance Sheet Date") the Company has not:

                                  (1)      incurred any obligations or
                 liabilities (absolute or contingent), except current liabilities (including, without limitation, payroll) incurred in the ordinary course of business, not to exceed $20,000.00 in the aggregate;

                                  (2)      mortgaged, pledged or subjected
                 (whether or not voluntarily) to any lien, charge or other encumbrance, any of the Company's assets, other than inchoate liens, charges and encumbrances arising by operation of law incidental to its business operations or the ownership of the Company's properties and assets which were not incurred in connection with the borrowing of money, or the obtaining of advances or credit, and which do not in the aggregate materially impair the use thereof in the conduct of the Company's operations:

                                  (3)      sold, assigned or transferred or
                 agreed to sell, assign or transfer any of the Assets or cancelled any debts or claims, except in each case in the ordinary course of business and as permitted hereby;

                                  (4)      sold, assigned, or transferred or
                 agreed to sell, assign or transfer any trade names, or other intangible assets, or permitted existing rights with respect thereto to lapse;

                                  (5)      suffered any extraordinary loss or
                 waived or permitted to lapse any right of substantial value;

                                  (6)      made any capital expenditures;

                                  (7)      failed to comply in all material
                 respects with any applicable local, state or federal law, rule or regulation; or

                                  (8)      suffered any event or condition of
                 any character, materially and adversely affecting its business, properties or prospects.

                 (d) Contracts. A copy of all written contracts, agreements or commitments of any type which relate to its business operations has been delivered to AHC, and there has not been any material default, nor has any event occurred which, with notice or the lapse of time or action by a third party, could result in a material default, in any obligation to be performed by the Company under any of such contracts or any material oral contracts, agreements or commitments of any type which relate to the business operations of the Company, and the Company has not waived any material rights under any such contracts.

                 (e) Compensation and Benefits. AHC has been furnished with a list of all current employees, consultants and medical personnel of the Company, together with the current job title and remuneration (compensation, bonus, salary and benefits) for each such person. There are
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         no benefit plans, including health, life and pension plans, maintained by the Company for personnel employed thereby.

                 (f) Licenses. AHC has been furnished with a list of all governmental and other licenses relating to the operations of the Company ("Company Operations") (including, as to each such license, the name of the licensee and licensor, a description of the subject matter of the license, the termination date, if any, or notice requirement with respect to termination and renewal options), including, without limitation, the current licenses of each of the Company's professionals ("Professionals") who provide services to patients of the Company and for whom a license to provide such service is required under the laws of the State of Texas. All such licenses are in full force and effect and there have not been and there currently are not any material defaults or deficiencies thereunder by any party; and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default or deficiency thereunder.

                 (g) Personal Property. AHC has been furnished with a complete and correct list and description of all equipment used in connection with the Company's Operations, and the Company has good title to such equipment, free and clear of all Encumbrances (other than such Encumbrances of record or as has been disclosed to AHC).

                 (h) Tax Returns and Audits. The Company has filed all income, franchise and other tax returns required to be filed (including those owing to the United States or any other governmental unit or any subdivision thereof) on or before the date hereof, and no taxes are owed for any period of time prior to the Closing.

                 (i) Litigation. Except as disclosed to AHC, there are no, and there have not been in the past five (5) years, any investigations, inquiries, actions, suits or proceedings relating to medical matters (excluding disputes with Medicare, Medicaid or other third party reimbursement programs or payors) or non-medical matters pending or, to the knowledge of the Company and the Members, threatened against the Company or to which the Company is a party or affecting the Company's business, licenses, permits, Assets or properties by or before any governmental unit, agency or court and, to the knowledge of the Company and each Member no substantive basis exists for any such action.

                 (j) Insurance Coverage. The Company and each Professional maintains a policy or policies of malpractice and liability insurance covering the Company's Operations and the Professional, respectively.

                 (k) Material Liabilities. There are no facts in existence on the date hereof and known to the Company or the Members which might reasonably serve as a basis for any material liabilities or obligations not disclosed in this Agreement or in Exhibits or financial statements previously delivered to AHC, except for commitments and obligations incurred in the ordinary course of business, consistent with past practices, accruing after the date of said financial statements.

                 (l) No Finders or Brokers. The Company has not engaged any finder or broker in connection with the transactions contemplated hereunder. The Company, and each Member, jointly and severally, will indemnify and hold AHC harmless against any claims (and attorneys' fees and expenses in the defense thereof) of any person, firm or corporation for finders' fees, brokers' fees, brokerage commissions, sales commissions or the like alleged in connection with the transactions contemplated hereunder due to acts of the Company.
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                 (m)      Material Misstatements or Omissions.  No
         representation, warranty, undertaking or agreement by the Company in this Agreement, the Exhibits or financial statements delivered previously to AHC, or in any other document, statement, certificate or schedule furnished or to be furnished to AHC pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

                 (n)      Business Entities.  The Company has no Subsidiaries.

                 (o) Financial Statements. The balance sheet of the Company at September 30, 1995 (the "Balance Sheet"), and the balance sheet(s) of the Company at September 30, 1994 and for the year to date through November, 1995, and the related statements of income and changes in financial position for the periods then ended, have been delivered to AHC (such financial statements and the related notes being herein called the "Financial Statements"). The Financial Statements are prepared on the cash basis of accounting on a consistent basis throughout the periods involved, and on that basis, the Financial Statements are true, complete and accurate in all material respects and present fairly the assets, liabilities and financial condition of the Company at the respective dates thereof and the results of Company Operations for the periods ended. The Company has paid or has properly recorded on the Financial Statements all actually known and undisputed refunds, discounts or adjustments which have become due pursuant to any Third Party Payor Claim (as defined herein) and the Company has no material liability to any Third Party Payor (as defined herein) with respect thereto, except as has been reserved for in the Balance Sheet.

                 (p) Environmental Matters. The Company is in compliance with all federal, state and local Environmental Laws applicable to Company Operations, including, without limitation, those respecting hazardous or biomedical materials and/or wastes. The Company has not engaged in any storage, holding, release, emission, discharge, generation, processing, disposition, handling or transportation of any Hazardous Substances, except as permitted by law.

                 (q) Compliance with Medicare/Medicaid Programs. The Company and each of its Professionals, where necessary, is qualified for participation in the Medicare and Medicaid reimbursement programs and is a party to provider agreements for such programs which are in full force and effect with no events of default having occurred thereunder. Neither the Company nor any Professional has been convicted of, or pledge guilty or nolo contendere to, patient abuse or neglect, or any other Medicare or Medicaid reimbursement program-related offense. Neither the Company nor any Professional has
         (I) committed any offense which may serve as the basis for suspension or exclusion from the Medicare and Medicaid reimbursement programs, including, but not limited to, defrauding a government program, loss of a license to provide health care services, and failure to provide quality care, or (ii) engaged in any prohibited reassignment of Medicare or Medicaid reimbursement program accounts receivable.

                 (r) Filing of Third Party Payor Claims. The Company has timely filed all claims or other reports required to be filed prior to the Closing Date with respect to the purchase of services by third party payors ("Third Party Payors"), including, but not limited to, the Medicare and Medicaid reimbursement programs, except where the failure to file would not, individually or in the aggregate, result in a material adverse effect. All such claims or reports ("Third Party Payor Claims") are complete and accurate in all material respects. There are not pending any appeals, overpayment determinations, adjustments, challenges, audits, litigation, or notices of intent to reopen Medicare and/or Medicaid claims, determinations or other reports required to be filed by the Company in order to be paid by a Third Party Payor for services rendered.
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                 (s)      Fraud and Abuse.  To the best of the Company's
         knowledge after due inquiry, neither the Company nor any persons and/or entities providing professional services for the Company have engaged in any activities which are prohibited under Section 1320a-7b of Title 42 of the United States Code, or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following:

                          (1) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applicable for any benefit or payment;

                          (2) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                          (3) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and

                          (4) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration
                 (I) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by the Medicare or Medicaid reimbursement programs, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending, purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by the Medicare or Medicaid reimbursement programs.

                 (t) Obligations to Patients. Except as disclosed previously to AHC, the Company has no obligation to deliver services after the Closing Date with respect to which the Company has received or will receive payment (in total or in part), including, without limitation, any capitalization payments, before the Closing Date and no contractual commitments to deliver free services or services at a discount.

                 (u) Compliance with Certain Laws. Except as disclosed in writing to AHC prior to the date hereof, neither the Company nor any Professional has received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to Company Operations or the Assets, including, without limitation, the Occupational Safety and Health Act and the Americans with Disabilities Act, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by the Company.

                 (v) Third Party Payor Relationship. Except as previously disclosed to AHC, the Company and each of the Professional has a good relationship with those Third Party Payors with whom the Company has contracted for services and none of such Third Party Payors has notified the Company that it intends to discontinue its relationship with the Company or to deny any Third Party Payor Claims submitted thereto for payment, nor has the Company or any Professional been the subject of any patient complaint or grievance filing pursuant to applicable payor procedures.

         Section 3.2 Representations and Warranties of AHC. AHC hereby represents and warrants, to the Company and each Member, with the intentions that the Members shall rely thereon in performing hereunder, as follows:
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                 (a)      Organization and Good Standing.  AHC is a corporation
         duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to enter into this Agreement and to perform hereunder.

                 (b) Validity of Agreement. All corporate action necessary to be taken on AHC's part to effect the transactions contemplated by this Agreement has been taken and this Agreement is binding upon AHC in accordance with its terms. Neither the making of this Agreement nor performance hereunder will constitute a breach under or violation of AHC's Certificate of Incorporation or Bylaws or any contract or agreement to which it is a party or by which it may be bound.

                 (c) Issuance of Shares. The Shares to be delivered to the Members on the Closing Date will be duly authorized, validly issued, fully paid and nonassessable.

                                   ARTICLE 4

                 COVENANTS OF THE COMPANY PRIOR TO CLOSING DATE

         Section 4.1 Conduct of Operations. Prior to the Closing Date, the Company shall conduct its business and affairs in the ordinary course and consistent with prior practice and shall maintain, keep and preserve its assets and properties (including, without limitation, the Assets) in good condition and repair and maintain insurance thereon in accordance with present practices, and the Members shall use their best efforts to cause the Company (i) to preserve the business and organization of the Company intact, (ii) to keep available to the Company the services of its present employees, agents and independent contractors, and (iii) to preserve for the benefit of Company and AHC the goodwill of the Company's suppliers, customers, patients, and others having business relations with the Company. Without limiting the generality of the foregoing, the Company agrees not to (1) make any material change in the business or operations of the Company or in the utilization of the Assets, or
(2) enter into any contracts or transactions which are not in the ordinary course of business without AHC's prior written consent.

         Section 4.2 Access to Books and Records. Pending the Closing, the Company shall afford the officers and other representatives of AHC full access to its properties and company and other records at reasonable times and after reasonable notice in order that AHC has full opportunity to make such investigation as it desires of the business and affairs of the Company. The Company agrees to fully cooperate with AHC in AHC's financial review of the books and records of the Company and Company Operations.

         Section 4.3 Unusual Events. Until the Closing Date, the Company shall supplement or amend all relevant information previously delivered to AHC with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described therein.

         Section 4.4 Departmental Violations. The Company shall make all reasonable attempts to comply with all notices of violations of law or municipal ordinances, orders or requirements noted in or issued by government agencies or departments having authority with respect to buildings, fire, labor, health, or any other federal, state or municipal department having jurisdiction against or affecting Company Operations or the Assets prior to the Closing date unless contesting the same in good faith. All such notices, after the date hereof and prior to the Closing Date, shall be complied with by the Company prior to the Closing Date. Upon written request, the Company shall furnish AHC with an authorization to make the necessary searches for such notices.

                                   ARTICLE 5
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                              CONDITIONS PRECEDENT

         Section 5.1 To Performance by AHC. The obligation of AHC to consummate this Agreement shall be conditioned upon each of the following (any or all of which may be waived in writing by AHC):

                 (a) The representations and warranties of the Company and the Members contained herein shall be true and correct on and as of the Closing Date, the covenants of the Company hereunder required to be performed prior to Closing shall have been performed, and the Company shall have executed and delivered to AHC a certificate to such effect.

                 (b) There shall not have occurred any event which has had a material, adverse effect on the business or financial condition of the Company, its business prospects or Company Operations.

                 (c) There shall have been no material damage or destruction with respect to any of the Assets.

                 (d) AHC shall have received from the Company an Incumbency Certificate, dated as of the Closing Date, in form satisfactory to AHC's legal counsel, containing a specimen of the signature of representative of the Company who has authority to sign for and on behalf of the Company.

                 (e) The Company shall have delivered to AHC a true and complete and accurate list as of the Closing Date, showing (i) all liabilities, obligations and contracts and agreements of the Company incurred or entered into since the date hereof, other than those contracts, liabilities and obligations incurred or entered into in the ordinary course of Company Operations (excluding liabilities resulting from or arising out of any claim for medical malpractice or other tort liability), and (ii) all assets of the Company acquired since the date hereof other than those assets acquired in the ordinary course of Company Operations.

         Section 5.2 To Performance by the Members. The obligations of each Member to consummate this Agreement shall be conditioned upon each of the following (any or all of which may be waived in writing by such Member):

                 (a) The representations and warranties of AHC contained herein shall be true and correct on and as of the Closing Date, and the covenants of AHC to be performed prior to Closing shall have been performed.

                 (b) AHC shall have executed all documents required pursuant to the terms of this Agreement, and AHC shall have provided each Member with all such Incumbency Certificates and Corporate Resolutions as reasonably requested by the Member to evidence the effectiveness of the closing documents executed by AHC.

                                   ARTICLE 6

                                INDEMNIFICATION

         Section 6.1 Indemnification of AHC. Each Member hereby agrees to indemnify, defend and hold harmless AHC from and against all damages, loss, cost and expense (including reasonable attorneys' fees and expenses) of or to AHC in respect of:

                 (a) any and all misrepresentations or breaches of warranty by the Member; and

                 (b) any and all actions, suits, proceedings, claims, demands, assessments and judgments incident to the foregoing.

         Section 6.2 Indemnification of Members. AHC hereby agrees to indemnify, defend and hold each Member harmless from and against all damages, loss, cost and expense (including reasonable attorneys' fees and expenses) of the Member in respect of:

                 (a) any and all misrepresentations or breaches of warranty by AHC, regardless of any investigation made by the Members; and

                 (b) any and all actions, suits, proceedings, claims, demands, assessments and judgments incident to the foregoing.

         Section 6.3 Right of Participation. Each Member shall be given reasonable written notice and the reasonable opportunity to participate, at the Member's expense, in the defense of any cause of action initiated by a third party against AHC as to which indemnity may be sought by AHC hereunder. AHC shall be given reasonable written notice and the reasonable opportunity to participate, at AHC's expense in the defense of any cause of action initiated by a third party against any Member as to which indemnity may be sought by the Member hereunder. The obligations described in Sections 7.1 and 7.2 of this
Article 7 shall survive the Closing hereunder.

                                   ARTICLE 7

                            FEDERAL SECURITIES LAWS

         Section 7.1 Shares not Registered. Each of the Members acknowledges that the Shares to be delivered hereunder thereto have not been registered under the '33 Act and may not be resold except pursuant to an effective registration statement under the '33 Act or pursuant to an exemption from registration. Furthermore, the Shares to be acquired pursuant to this Agreement are being acquired by each Member solely for the Member's own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of any or all of such Shares in connection with a distribution within the meaning of the '33 Act.

         Section 7.2 Compliance with Law. Each Member covenants, warrants and represents that none of the Shares to be issued to him pursuant to this Agreement will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the '33 Act and the rules and regulations of the Commission and applicable state securities laws and regulations. All certificates evidencing the Shares shall bear the following legend (together with any other legends required by applicable state securities laws) as required by law:

               "The shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state and may not be sold or otherwise transferred unless in compliance with the Act and all other applicable securities laws."

         Section 7.3 Economic Risk Sophistication. Each Member represents and warrants to and covenants with AHC as follows:

                 (a) That AHC has made available to the Member or his representatives, the opportunity to ask questions of AHC's officers and directors and to acquire such additional information about the Shares and the business and financial condition of AHC as the Member has requested, which additional information, if any requested, has been satisfactorily received by the Member;

                 (b) That in deciding to consummate the exchange contemplated herein, the Member has relied upon consultations with his legal, financial and tax advisers with respect to this transaction and the nature of the investment in the Shares to be received hereunder, together with any additional information provided under subsection (a) above;

                 (c) That the financial condition of the Member is such that he can bear the risk of this investment indefinitely;

                 (d) That, either alone or with his representative(s), the Member has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in AHC and therefore has the capacity to protect his own interests in connection with the acquisition of the Shares;

                 (e) That the Member will not transfer or otherwise dispose of the Shares delivered thereto hereunder, any interest therein or in such manner as to violate any registration provision of the '33 Act, or of any applicable state securities law regulating the disposition thereof; and

                 (f) That the representations, warranties and covenants of the Member contained in this Section shall survive the execution and delivery of this Agreement and the issuance of the Shares thereto.

                                   ARTICLE 8

                                 MISCELLANEOUS

         Section 8.1 Further Assurances. Each of the Members agrees that he shall, at any time and from time to time after the Closing Date, upon request of AHC, do all such further acts and things as AHC may deem appropriate or necessary to consummate the transactions contemplated by this Agreement.

         Section 8.2 Expenses. Except as specifically provided herein, each party hereto shall pay its own expenses and those of their respective counsel incident to the making of this Agreement and the consummation of the transactions contemplated hereby.

         Section 8.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Section 8.4 Entire Agreement. This Agreement (including the agreements referred to herein to be executed and delivered at the Closing) is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions or agreements among the parties with respect to the subject matter hereof. This Agreement may be modified or amended only by a writing signed by the party to be bound thereby and shall be construed and enforced in accordance with the laws of the State of Texas.

         Section 8.5 Notices. Any notice or communication given pursuant hereto by any party hereto shall be in writing and shall be deemed to have been given when delivered personally or deposited in the United States Mail, postage prepaid, at the following address, unless such address shall have been changed by written notice to the other party in which case it shall be addressed to such changed address:

                 If to the Company:     Valley Family Health Center, L.L.C.
                                        1300 W. Walnut Hill Lane, Suite 275
                                        Irving, Texas  75038

                 If to AHC:             American HealthChoice, Inc.
                                        1300 W. Walnut Hill Lane, Suite 275
                                        Irving, Texas  75038

                 If to Carter:          Mr. James Carter
                                        204 Fresh Meadow
                                        Trophy Club, Texas  76262

                 If to Stucki:          J.W. Stucki, D.C.
                                        1300 W. Walnut Hill Lane, Suite 275
                                        Irving, Texas  75038

                 If to Voracek:         Mr. David Voracek
                                        1300 W. Walnut Hill Lane, Suite 275
                                        Irving, Texas  75038

         Section 8.6 Exhibits. All Exhibits referred to herein are to exhibits attached hereto, the same being incorporated herein by this reference.

         Section 8.7 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

         Section 8.8 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Members, their heirs, representatives, successors and assigns, and AHC and its successors and assigns, and otherwise is not intended to confer any third party beneficiary rights on any person or entity. This Agreement may not be voluntarily assigned by any party without the prior written consent of the other parties.

         Section 8.9 Termination. This Agreement may be terminated and the exchange contemplated hereby abandoned at any time prior to the Closing Date as follows:

                 (a)      by the mutual consent of all parties hereto;

                 (b)      by AHC, if any of the conditions set forth in Section
         6.1 of Article 6 hereof shall not have been met by the Closing Date;
         or

                 (c)      by any Member, if any of the conditions set forth in
         Section 6.2 of Article 6 hereof shall not have been met by the Closing Date.

In the event this Agreement is terminated as provided above, each of the parties shall deliver to the other parties all documents previously delivered (and copies thereof in its possession) concerning one another and the transactions contemplated hereby and (ii) none of the parties nor any of their respective shareholders, directors, officers, or agents shall have any liability to the other party for costs, expenses, loss of anticipated profits, consequential damages, or otherwise, except for any deliberate breach or deliberate omission resulting in breach or any of the provisions of this Agreement.

         Section 8.10 Nature and Survival of Representations. All statements contained in any certificate delivered by or on behalf of any of the parties to this Agreement pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by the respective parties hereunder. The covenants, representations and warranties made by the parties each to the other in this Agreement or pursuant hereto shall survive the exchange contemplated herein and any investigation made by any party hereto.

         Section 8.11 Confidentiality. Except as provided in this Section, which Section shall survive termination, after termination of this Agreement, for any reason whatsoever, each party shall keep confidential all information provided by the other pursuant to this Agreement which is not in the public domain, and shall exercise the same care in handling such information as it would exercise with similar information of its own.

         Section 8.12 Attorneys' Fees. If legal action is commenced to enforce this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

         Section 8.13 Covenant's of Members. In connection with any registration statement covering the Shares (in whole or any part), each Member agrees to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between an underwriter and companies of the size and investment stature of AHC, including, without limitation, provisions regarding indemnification. Furthermore, as a condition to the inclusion of any Shares of a Member in any such registration, the Member shall execute any instrument or agreement required by the underwriter pursuant to which the Member agrees, in effect, not to sell, transfer or otherwise dispose of the Shares owned thereby in the ten days prior to the effectiveness of such registration and for up to 180 days following the effectiveness of such registration.

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as of the day and year first above written.

AHC:                                    American HealthChoice, Inc.


                                        By: /s/ J. W. Stucki
                                            -----------------------------------
                                                President

The Company:                      Valley Family Health Center, L.L.C.


                                        By: /s/ J. W. Stucki
                                            -----------------------------------
                                                Manager


Stucki:                                 /s/ J. W. Stucki
                                        ---------------------------------------
                                        J.W. Stucki, D.C.


Carter:                                 /s/ James P. Carter
                                        ---------------------------------------
                                        James Carter


Voracek:                                /s/ David P. Voracek
                                        ---------------------------------------
                                        David Voracek, D.C.